Exhibit 99.(7)(b)

AMENDED AND RESTATED

ANNEX A

Effective as of                     , 2010

RS Capital Appreciation Fund
RS Emerging Markets Fund
RS Floating Rate Fund
RS Global Natural Resources Fund
RS Growth Fund
RS High Yield Bond Fund
RS High Yield Municipal Bond Fund
RS International Growth Fund
RS Investment Quality Bond Fund
RS Investors Fund
RS Large Cap Alpha Fund
RS Low Duration Bond Fund
RS Mid Cap Growth Fund
RS Money Market Fund
RS Partners Fund
RS S&P 500 Index Fund
RS Select Growth Fund
RS Small Cap Equity Fund
RS Small Cap Growth Fund
RS Strategic Income Fund
RS Tax-Exempt Fund
RS Technology Fund
RS Value Fund

This amendment is hereby agreed to on this         day of                             , 2010.

RS INVESTMENT TRUST	GUARDIAN INVESTOR SERVICES LLC

By:	By:

Name:	Name:

Title:	Title: